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                                                                  EXHIBIT 23(D)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 29, 1997, with respect to the financial statements of J&J Rental Services, Inc., in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-41419) and related Prospectus of United Rentals, Inc. for the registration of 22,218,177 shares of its common stock filed with the Securities and Exchange Commission on December 18, 1997.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey

December 17, 1997